 Exhibit 10.48

 Deposit Contract of Minsheng Financial Leasing

DEPOSIT CONTRACT

No.: [MSFL-2014-2953-V-HZ- 009 –FXJ]

Minsheng Financial Leasing Co., Ltd.

June 10, 2015

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Deposit Contract of Minsheng Financial Leasing

Contents

Deposit Contract	3

1. Amount and Payment of the Deposit	4

2. Obligations of Party B	5

3. Deduction of Deposit	5

4. Complement of the Deposit	5

5. Management of the Deposit	6

6. Responsibilities for Breach of the Contract	6

7. Application of Laws and Dispute Resolution	7

8. Communication	7

9. Validity, Accessory and Copies	8

10. Other Matters	8

11. Other Agreements	9

Accessory One: Notification of Complementing Deposit (Layout, without the Main Body)	11

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Deposit Contract

Party A: Minsheng Financial Leasing Co., Ltd.

Address: No.3 Building of Financial Centre, No.158, Xisandao Road, Kongxiang Tariff-free Zone, Tianjin

Legal Representative: Kong Linshan, post: Chairman

Tel: 010-68940066

Fax: 010-68489378

Party B: Northern Altair Nanotechnologies Co., Ltd.

Address: North Dongzhuchang Village, Wuan Town, Wuan City

Legal Representative: Wei Guohua, post: President

Tel: 0310-5677626

Fax: 0310-5677980

The above Party A and Party B are combined by naming “the two parties”, and are named by “the party”, respectively.

Whereas:

1. The leaser, namely Party A, and the tenant, namely Handan Head Office of Public Transportation have signed Contract for Finance Lease on finance lease matters (Contract Number: MSFL-2014-2953-V-HZ-009, short for “Contract for Finance Lease” hereinafter). According to Contract for Finance Lease, the tenant accepts the leasehold (short for “the leasehold” hereinafter) listed in Contract for Finance Lease by finance lease and the tenant pays Party A accrued expenses such as the rent. Party B is the supplier of the above leasehold listed in Contract for Finance Lease.

2. In order to guarantee the tenant under Contract for Finance Lease to smoothly and completely implement the payment obligations, Party B agrees to pay Party A the performing deposit (Short for “the deposit” hereinafter) agreed by the contract.

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Now, Party A and Party B sign up this contract on matters related with the deposit in order to abide by their agreements together by friendly negotiation.

1. Amount and Payment of the Deposit

1.1 The currency of deposit is: RMB; the amount is (in the capital form of a Chinese number): Twenty million seven hundred and twenty thousand Yuan only (in Arabic number: 18,480,000.00 Yuan).

1.2 Party A returns back the deposit 4.62 million Yuan to Party B under this circumstance that the tenant does not exceed the time limit and both the leaser and Party B do not break the contract after twelve months since the No. MSFL-2014-2953-V-HZ-   -FXJ Contract for Finance Lease is on hire; after twenty-four months since Contract for Finance Lease is on hire and under this circumstance that the tenant does not exceed the time limit and both the leaser and Party B do not break the contract, Party A returns back the deposit 4.62 million Yuan to Party B; after sixty months since Contract for Finance Lease is on hire and under this circumstance that the tenant does not exceed the time limit and both the leaser and Party B do not break the contract, Party A returns back the deposit 3.696 million Yuan to Party B; after the lease term is over and under this circumstance that the tenant does not exceed the time limit and both the leaser and Party B do not break the contract, Party A returns back the deposit 5.544 million Yuan to Party B.

1.3 Party B should pay the deposit by one-off payment to the following account of Party A on the same day when Party A pays purchase expense of leasehold listed in Contract for Finance Lease to the tenant (if the purchase expense of leasehold is paid by installments, it must be the day when the leaser pays the first purchase expense of leasehold):

Account Name: Minsheng Financial Leasing Co., Ltd.

Opening bank: Beijing Weigong Village Branch of China Minsheng Banking Co., Ltd.

Bank account: 0121014040000361

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Deposit Contract of Minsheng Financial Leasing

2. Obligations of Party B

2.1 Party B should completely and properly perform his obligations under this contract including but not limited to paying the deposit to the leaser according to the agreed time, method or amount of this contract.

3. Deduction of Deposit

3.1 If the tenant does not perform obligations listed in Contract for Finance Lease by appointments, Party A has rights to, even without the permission of Party B, voluntarily deduct the relevant unpaid funds from the deposit paid by Party B in the order of cost, other payables, liquidated damages, compensation, damage awards, and rent payable.

3.2 If there is the debt appointed by Contract for Finance Lease and it should be assumed by the tenant, and Party A pays it on behalf of the tenant because the tenant delays or refuses to perform the debt, Party A has rights even without the permission of Party B to voluntarily deduct corresponding funds from the deposit paid by Party B.

4. Complement of the Deposit

4.1 After deducting the relevant funds, Party A has the right to send out Notification of Complementing Deposit (more details in Accessory One) to Party B to inform Party B of matters related with deposit deduction and require Party B to complement the deducted funds in full amount by the deadline ensured by Notification of Complementing Deposit. Party B should complement the deducted funds in full amount according to the requirements of Notification of Complementing Deposit sent by Party A.

4.2 If the balance is still insufficient to deduct all relevant funds after complementing the deposit, Party A has rights to ask Party B to complement the deposit again till it can deduct all relevant funds and the balance of the deposit is not lower than the deposit amount in Item1.1 after deduction.

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Deposit Contract of Minsheng Financial Leasing

5. Management of the Deposit

5.1 The deposit guarantees the tenant to properly and punctually pay the rent and perform other obligations regulated by Contract for Finance Lease. When the tenant strictly performs obligations according to Contract for Finance Lease or even though he breaks the contract, his actions are corrected and approved by Party A, Party A returns back the deposit in full amount to Party B and the deposit does not count interests within (five) working days after the lease term stated by Contract for Finance Lease is over.

5.2 If Contract for Finance Lease is terminated in advance, the tenant should pay account payable listed in Contract for Finance Lease ahead. If the tenant postpones paying or refuse to pay, Party A has rights even without the permission of Party B to voluntarily deduct relevant funds from the deposit paid by Party B. If after settling this account there is still some balance, Party A should returns back the balance of the deposit capital to Party B within (five) working days since Contract for Finance Lease is over.

5.3 Party A returns back the deposit to the following account of Party B according to regulations of Item 5.1:

Account Name: Northern Altair Nanotechnologies Co., Ltd.

Opening bank: Wu’an Branch of Bank of China Limited

Bank account: 100399447466

6. Responsibilities for Breach of the Contract

6.1 If Party B does not pay the deposit according to this contract, Party A has rights to discharge Contract for Finance Lease and stop to supply the tenant with finance lease service. Therewith, Party A does not to assume any responsibilities and the tenant should assume corresponding responsibilities for breach of the contract according to Contract for Finance Lease.

6.2 If Party B does not complement the deposit in full amount according to requirements, Party B should pay liquidated damage to Party A by the rate of five-ten thousandths for the un-complemented part ( from the next day when the complement term stated by Notification of Complementing Deposit to the day when the deposit is actually complemented).

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6.3 If Party B is reluctant to perform the duty to complement the deposit and it makes the balance of the deposit insufficient to sustain for (five) days, Party A has rights to discharge Contract for Finance Lease and ask the tenant to assume corresponding responsibilities for breach of the contract according to Contract for Finance Lease.

7. Application of Laws and Dispute Resolution

7.1 This contract and rights and obligations of the two parties listed in this contract apply to laws of the People’s Republic of China and are explained according to laws of the People’s Republic of China.

7.2 As for all disputes related with this contract, the two parties should friendly negotiate to settle according to this contract. If negotiations can not settle, any party can institute legal proceedings to the people’s court with jurisdiction in Tianjin where this contract is performed.

8. Communication

8.1 Except there are other regulations in this contract, documents, notifications, requirements and other communications included by this contract should be made in written form and must be sent to the following addresses of relevant parties by expressage, registered post, telex, fax or other communication methods:

To Party A: Minsheng Financial Leasing Co., Ltd.

Addressee: Zhang Min

Address: No.1 Guest Building, South Street, Zhongguancun, Haidian District, Beijing

Tel: 010-68940066-9712

Fax: 010-68940066-9864

To Party B: [Northern Altair Nanotechnologies Co., Ltd.]

Addressee: [Zhu Bin]

Address: [North of Dongzhuchang Village, Wu’an Town, Wu’an City]

Tel: [310-5677626]

Fax: [310-5677980]

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8.2 If it is sent by expressage, the above document or notification is regarded as to be delivered on the third day after they are sent out to the post; if it is sent by registered post, the above document or notification is regarded as to be delivered on the fifth day after they are sent out to the post; if it is dent by telex, it is regarded as to be delivered when it is sent out and receives the confirmation receipt; if it is sent by fax, it is regarded as to be delivered when it is sent out.

8.3 If any item of contact information is changed, the relevant party should inform changed contact information to the other party in written form according to this contract within seven days after it is changed. Hereafter, documents and notifications of this contract should be delivered by the changed contact information. If the relevant party does not inform in time, all adverse consequences caused by this should be assumed by the responsible party.

9. Validity, Accessory and Copies

9.1 This contract is the indivisible part of Contract for Finance Lease.

9.2 The accessory of this contract is the indivisible part of this contract and has the same legal effect as this contract. The accessory includes:

Accessory One: Notification of Complementing Deposit (Layout, without the Main Body)

9.3 This contract takes effect since legal representatives or authorized agents of the two parties sign up and seal the official seal of legal person. During the performance term of this contract, this contract is terminated at the same time if Contract for Finance Lease is terminated.

9.4 This contract is quadruplicate. Party A has two copies and Party B has two copies. Every copy is with equal legal effect.

10. Other Matters

10.1 If any item of this contract is invalid for some reason, the invalidation of this item does not affect the effectiveness and the enforceability of other items in this contract. The two parties should continue to perform other items in this contract.

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10.2 Under this contract, any tolerance, grace, preference or postponement to perform rights given to Party B by Party A do not influence, damage or confine Party A to enjoy all rights according to this contract and laws. It should not be regarded as that Party A waives rights and interests under this contract. And it can not exempt any obligations that Party B should assume under this contract.

10.3 When signing this contract, Party A has explained and interpreted all items of this contract to Party B in details. The two parties have no doubt about all items of this contract and have correct comprehension of the parties’ relevant rights and obligations and limitation of responsibilities or the intendment of law of exemption items.

11. Other Agreements

(The below does not have the main body)

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(This page is the signature page without the main body)

Party A: Minsheng Financial Leasing Co., Ltd.          (Official Seal)

Minsheng Financial Leasing Co., Ltd. Special Seal for Contractual Uses (seal)

Legal Representative (or Authorized Agent): (Signature)

Date: June 10, 2015

Party B: Northern Altair Nanotechnologies Co., Ltd. (Official Seal)

Northern Altair Nanotechnologies Co., Ltd. (seal)

Legal Representative (or Authorized Agent): (Signature)

Date: June 10, 2015

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Deposit Contract of Minsheng Financial Leasing

Accessory One: Notification of Complementing Deposit (Layout, without the Main Body)

Notification of Complementing Deposit

To: Northern Altair Nanotechnologies Co., Ltd.

About: Matters related with deposit complement includes in No._________ Deposit Contract

According to regulations of Deposit Contract (Number is:________________) signed by our company and your company on ___ (m)___(d), ___(y), the deposit balance of your company is insufficient now and more details are listed in the following table:

Unit: RMB Yuan

Appointed Deposit Amount	Existing Deposit Balance	Deposit Amount Complemented This Time

Remarks (Presentation of the deduction of the deposit):

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Please your company to pay the deposit complemented this time in full amount and in time to the following account of our company before ___ (m) __ (d), ___(y):

Opening bank:

Account Name:

Bank account:

Linkman:

Tel:

Fax:

(Please your company to pay attention, if your company postpones paying or refuse to pay the deposit, our company has rights to prior use any funds, which is paid by your company since the day when this notification is sent out, to deduct liquidated damage caused by postponing paying or refusing to pay the deposit and the deposit amount that should be complemented by your company this time. And if the balance of the deposit is insufficient to sustain for (five) days, our company has rights to discharge Contract for Finance Lease, and your company should assume all consequences and responsibilities caused by this.)

It is hereby announced.

Minsheng Financial Leasing Co., Ltd.              (Official Seal)

Legal Representative (or Authorized Agent): (Signature)

Date:

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